Exhibit 32.2

Quarterly Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of FX Real Estate and Entertainment Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

 The quarterly report on Form 10-Q the quarterly period ended June 30, 2010 of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gary McHenry
Gary McHenry
Principal Financial Officer

Date: August 13, 2010

A signed original of this written statement required by Section 906 has been provided to FX Real Estate and Entertainment Inc. and will be retained by FX Real Estate and Entertainment Inc. and furnished to the Securities and Exchange Commission or its staff upon request.